Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Qualstar Corporation 2008 Stock Incentive Plan of our report dated September 25, 2008, with respect to the consolidated financial statements of Qualstar Corporation in its Annual Report (Form 10-K) for the year ended June 30, 2009 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
September 28, 2009